UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2013

Integrity Applications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-54785	98-0668934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel		L3 78100
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer

On October 22, 2013, Integrity Applications, Inc. (the “Company”) entered into an irrevocable waiver and release of mutual claims with Yaakov Bar-Shalom, the Company’s Chief Financial Officer, pursuant to which the parties mutually agreed to terminate Mr. Bar-Shalom’s employment with the Company, effective as of November 30, 2013.  Mr. Bar-Shalom is expected to remain an employee of the Company through such date to facilitate the transition to a new Chief Financial Officer.

Employment of New Chief Financial Officer

On October 22, 2013, the Company’s wholly-owned subsidiary, A.D. Integrity Applications Ltd. (the “Subsidiary”), entered into an employment agreement (the “Employment Agreement”) with Eran Hertz to serve as Chief Financial Officer of the Company and the Subsidiary, effective November 17, 2013.  The appointment of Mr. Hertz was approved by the Board of Directors of the Company.

The Employment Agreement provides for an annual base salary of NIS 336,000 (approximately $95,238 based on the exchange rate of 3.528 NIS / $1.00 USD in effect on October 22, 2013), as well as the payment of certain social and insurance benefits and the use of a company car.  In addition, pursuant to the Employment Agreement, the Company has agreed to grant to Mr. Hertz, on the one year anniversary of the commencement of his employment with the Company, options to purchase such number of shares of common stock, par value $0.001 per share, of the Company, at an exercise price of $9.50 per share, with the number of options to be issued and the vesting provisions applicable thereto to be determined by the Board of Directors of the Company.  The Employment Agreement is terminable by either party on 60 days’ notice, immediately by the Subsidiary with the payment of an amount equal to 60 days of annual salary, or immediately by the Subsidiary for Cause (as defined in the Employment Agreement) without the payment of severance.  The Employment Agreement contains non-compete obligations applicable during the term of the Employment Agreement and for one year thereafter and confidentiality obligations that survive the termination of the Employment Agreement indefinitely.

Mr. Hertz, 41, has served as the Controller of Advanced Vision Technology, Ltd., an Israel-based global developer and manufacturer of automated print inspection systems, since January 2009. From July 2008 through January 2009, Mr.  Hertz took time off from his professional endeavors in connection with his relocation from the United States to Israel. From April 2008 to June 2008, Mr. Hertz served as a Vice President of BlackRock Inc., an investment management firm.  Mr. Hertz received a bachelor’s degree in accounting and economics from Tel-Aviv University in Tel Aviv, Israel and an MBA from Technion - Israeli Institute of Technology in Tel Aviv, Israel.  In addition, Mr. Hertz is a certified public accountant in both the United States and Israel.

Mr. Hertz has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Hertz had, or will have, a direct or indirect material interest.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY APPLICATIONS, INC.

Date: October 28, 2013	By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

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